UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2009

SKYSTAR BIO-PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xi’an, Shaanxi Province, P.R. China
(Address of Principal Executive Offices)

(8629) 8819-3188
 (Issuer Telephone Number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on June 25, 2009, Registrant’s board of directors concluded that 2,000,000 shares of series “A” preferred stock (the “Preferred Shares”) issued in 2001 were not valid because no certificate of designation was filed prior to their issuance as required under Nevada corporate law.  On December 21, 2009, Registrant instructed its transfer agent to remove the Preferred Shares officially from its shareholder records. As a result, the Preferred Shares will no longer be reported as part of Registrant’s issued and outstanding capital stock.

Additionally, effective December 18, 2009, the Registrant appointed Empire Stock Inc. (“Empire”) as its new transfer agent and registrar. Empire’s address is 1859 Whitney Mesa Drive, Henderson, NV 89014, and its telephone number is (702) 818-5898.  The Registrant has made this change in order to increase its operational efficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2009	Skystar Bio-Pharmaceutical Company (Registrant)

	By:	/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky
Chief Financial Officer